 EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

AFFYMETRIX REPORTS FIRST QUARTER 2008 RESULTS

Santa Clara, Calif. — April 24, 2008 — Affymetrix Inc., (Nasdaq: AFFX) today reported its operating results for the first quarter of 2008.  Total revenue for the quarter was $169.6 million, including an intellectual property payment of $90 million, as compared to total revenue of $80.4 million in the first quarter of 2007.

Product revenue was $62.8 million, which consists of array and reagent revenue of $58.8 million and instrument revenue of $4.0 million.  Service revenue was $8.4 million, and royalties and other revenue were $98.3 million for the first quarter of 2008.  This compares to first quarter 2007 product revenue of $64.5 million.  Service revenue was $8.8 million, and royalties and other revenue were $7.2 million for the first quarter of 2007.  Affymetrix shipped 17 GeneChip® systems in the quarter, bringing its cumulative systems shipped to 1,739 at the end of the first quarter.

The Company reported net income of approximately $46.3 million or $0.58 per diluted share in the first quarter of 2008, which includes a pretax restructuring charge of $13.9 million or $0.17 per diluted share, as compared to net loss of $4.0 million or $0.06 per diluted share in the first quarter of 2007, which included a pretax restructuring charge of $5.4 million or $0.08 per diluted share.

Cost of product sales was $26.0 million in the first quarter of 2008 compared to $22.1 million in the same period of 2007.  Cost of services was $5.7 million compared to $6.4 million in the first quarter of 2007.  Product gross margin was 59 percent in the first quarter of 2008 compared to 66 percent in the first quarter of 2007.

Operating expenses were $68.2 million for the first quarter of 2008, which includes restructuring charges of $13.9 million, as compared to $60.5 million in the first quarter of 2007, which includes restructuring charges of $5.4 million.

Financial Outlook for 2008

For fiscal 2008, the Company expects total revenue to be in the range of $490 million to $510 million.  Total gross margin is expected to be approximately 69 percent, of which 7 percent is expected to be attributable to the one-time $90 million payment.  The Company expects total operating expenses between $235 million to $240 million, including total restructuring of approximately $17 million.

Recent Highlights

DNA Analysis

•                  The Company signed an agreement with Avesthagen Limited, a leading biotechnology company based in Bangalore, India. Under the terms of the agreement, Affymetrix’ microarray technology will be used for The AVESTAGENOME Project™, a comprehensive genetic study of more than 60,000 Parsi individuals. The project will explore the genetic basis of longevity and create a genetic, genealogic and medical database of the Parsi-Zoroastrian population.

Copy Number

•                  Affymetrix announced the full commercial launch of its complete Cytogenetic Solution, which combines the high-density SNP Array 6.0 with a simple assay and intuitive software. The microarray-based solution provides cytogenetic researchers with an efficient and accurate method of detecting chromosomal abnormalities associated with congenital diseases such as autism and learning disabilities.

RNA Analysis

•                  The Company extended its Collaborations in Cancer Research Program (CCRP) to North America, forming an alliance between Affymetrix and 25 leading cancer researchers. The expansion builds on the success of the European CCRP, launched in April 2007. All of the researchers in the program are using Affymetrix’ SNP Array 6.0 and the Human Exon 1.0 ST Array to accelerate research on more than 10 types of cancer.

Drug Metabolism

•                  Affymetrix and Marshfield Clinic today announced that researchers at Marshfield Clinic used the Affymetrix Drug Metabolizing Enzymes and Transporters (DMET) solution to discover a genetic variation associated with an individual’s response to the drug warfarin.  The study, “CYP4F2 genetic variant alters required warfarin dose,” was published by Blood Online. The results of the study could help reduce much of the serious adverse events caused by incorrect warfarin dosage and enable doctors to treat patients with a more effective, personalized form of medicine.

Corporate

•                  Affymetrix was named as one of the world’s top 50 most innovative companies by Fast Company magazine.  Affymetrix was the only life sciences company to be recognized.  Published in the March 2008 issue, the Company was commended for its work relating to the discovery of genetic variations and drug metabolism.

Affymetrix’ management team will host a conference call on April 24, 2008 at 2:00 p.m. PT to review its operating results for the first quarter of 2008. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (866) 500-AFFX, international: (706) 643-2771.

A replay of this call will be available from 5:00 p.m. PT on April 24, 2008 until 8:00 p.m. PT on May 1, 2008 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291. The passcode for both replays is 43267963.  An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix GeneChip® microarray technology is the industry-standard tool for analyzing complex genetic information. After inventing microarray technology in the late 1980s, Affymetrix scientists have been dedicated to developing innovative products that provide researchers with a more complete view of the genome. These products continue to accelerate genetic research and enable scientists to develop diagnostics and tailor treatments for individual patients by identifying and measuring the genetic information associated with complex diseases.

Today, Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies, as well as leading academic, government and not-for-profit research institutes. More than 1,700 systems have been shipped around the world and more than 12,000 peer-reviewed papers have been published using the technology.

Affymetrix is headquartered in Santa Clara, Calif., and has manufacturing facilities in Sacramento, Calif., Cleveland, Ohio and Singapore. The company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe and Asia. For more information about Affymetrix, please visit: www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risk related to past and future acquisitions; risks of the company’s ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, risks associated with manufacturing and product development, including risks relating to the relocation of a substantial portion of our manufacturing to Singapore; personnel retention; uncertainties related to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2007, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

PLEASE NOTE:

Affymetrix, the Affymetrix logo and GeneChip are trademarks owned or used by Affymetrix, Inc.

– Financial Charts to Follow –

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2008	December 31, 2007
		(Note 1)
ASSETS:
Current assets:
Cash and cash equivalents	$431,156	$288,644
Restricted cash	4,000	—
Available-for-sale securities – short-term portion	158,842	205,718
Accounts receivable, net ($67 in 2008 and $389 in 2007 from Perlegen Sciences)	75,959	81,941
Inventories	51,787	42,912
Deferred tax assets – current portion	21,259	28,584
Notes receivable from employees – current portion	—	1,376
Prepaid expenses and other current assets	9,748	17,933
Total current assets	752,751	667,108
Available-for-sale securities – long-term portion	8,434	89,912
Property and equipment, net	129,786	143,884
Acquired technology rights, net	60,558	46,797
Goodwill	173,657	125,050
Deferred tax assets – long-term portion	34,069	18,426
Notes receivable from employees – long-term portion	133	487
Other assets	35,874	41,927
Total assets	$1,195,262	$1,133,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$53,859	$61,543
Deferred revenue – current portion	17,438	22,498
Total current liabilities	71,297	84,041
Deferred revenue – long-term portion	3,838	3,922
Other long-term liabilities	10,135	10,971
Convertible notes	436,250	436,250
Stockholders’ equity:
Common stock	694	692
Additional paid-in capital	735,097	704,189
Accumulated other comprehensive income	171	1,998
Accumulated deficit	(62,220)	(108,472)
Total stockholders’ equity	673,742	598,407
Total liabilities and stockholders’ equity	$1,195,262	$1,133,591

Note 1:

The condensed consolidated balance sheet at December 31, 2007 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2007.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended
	March 31,
	2008	2007
Revenue
Product sales ($791 in 2008 and $6,678 in 2007 from Perlegen Sciences)	$62,806	$64,485
Services	8,420	8,757
Royalties and other revenue	98,349	7,193
Total revenue	169,575	80,435

Costs and expenses:
Cost of product sales ($442 in 2008 and $2,421 in 2007 from Perlegen Sciences)	25,977	22,145
Cost of services	5,678	6,406
Cost of royalties and other revenue	—	66
Research and development	18,768	19,227
Selling, general and administrative	34,733	35,858
Acquired in-process technology	800	—
Restructuring	13,910	5,371
Total costs and expenses	99,866	89,073
Income (loss) from operations	69,709	(8,638)
Interest income and other, net	6,872	2,751
Interest expense	(3,589)	(415)

Income (loss) before income taxes	72,992	(6,302)
Income tax (provision) benefit	(26,740)	2,296
Net income (loss)	$46,252	$(4,006)

Basic net income (loss) per common share	$0.68	$(0.06)
Diluted net income (loss) per common share	$0.58	$(0.06)

Shares used in computing basic net income (loss) per share	68,504	67,905
Shares used in computing diluted net income (loss) per share	83,001	67,905

AFFYMETRIX, INC.

RECONCILIATION OF PRIOR YEAR PRESENTATION TO CURRENT YEAR PRESENTATION

(IN THOUSANDS)

(UNAUDITED)

Prior Year Presentation:

	Three Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Product sales	$57,807	$63,986	$69,373	$88,617
Product related revenue	13,528	17,167	15,758	11,351
Total product and product related revenue	71,335	81,153	85,131	99,968
Royalties and other revenue	2,422	2,731	9,500	7,034
Revenue from Perlegen Sciences	6,678	4,423	355	590
Total revenue	$80,435	$88,307	$94,986	$107,592

Cost of product sales	19,721	23,833	28,082	32,501
Cost of product related revenue	6,475	10,826	7,344	5,166
Cost of revenue from Perlegen Sciences	2,421	1,907	166	274
Total cost of goods sold	$28,617	$36,566	$35,592	$37,941

Adjustments:

	Three Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Revenue
Product sales (1)	6,678	4,423	355	590
Product related revenue (2)	(13,528)	(17,167)	(15,758)	(11,351)
Royalties and other revenue (2)	4,771	5,136	4,929	4,895
Revenue from Perlegen Sciences (1)	(6,678)	(4,423)	(355)	(590)
Services (2)	8,757	12,031	10,829	6,457

COGS
Cost of product sales (3)	2,424	1,893	164	266
Cost of product related revenue (4)	(6,475)	(10,826)	(7,344)	(5,166)
Cost of revenue from Perlegen Sciences (3)	(2,421)	(1,907)	(166)	(274)
Cost of services (4)	6,406	10,760	7,307	5,129
Cost of royalties and other revenue (4)	66	80	39	45

Current Year Presentation:

	Three Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Product sales	$64,485	$68,409	$69,727	$89,207
Services	8,757	12,031	10,829	6,457
Royalties and other revenue	7,193	7,867	14,430	11,928
Total revenue	$80,435	$88,307	$94,986	$107,592

Cost of product sales	22,145	25,726	28,246	32,767
Cost of services	6,406	10,760	7,307	5,129
Cost of royalties and other revenue	66	80	39	45
Total cost of goods sold	$28,617	$36,566	$35,592	$37,941

Description of Adjustments:

(1)	To reclassify Revenue from Perlegen Sciences into Product sales

(2)	To reclassify revenue from Product related revenue to Royalties and other revenue and Services

(3)	To reclassify Cost of revenue from Perlegen Sciences into Cost of product sales

(4)	To reclassify Cost of product related revenue to Cost of services and Cost of royalties and other revenue